Exhibit 99.1

For Immediate Release

Contact:                Mike Dinneen
Senior Vice President, Director of Marketing & Communications
(856) 552-5013
mdinneen@sunnb.com

Sun Bancorp, Inc. Announces Redemption of $40 Million of Trust Preferred Securities

Mount Laurel, N.J. – May 23, 2017 – Sun Bancorp, Inc. (NASDAQ: SNBC) (the "Company"), the holding company for Sun National Bank (the "Bank"), announced today that $40 million of its outstanding trust preferred securities have been called for redemption.  Specifically, the securities being redeemed are: (i) $25 million of the Floating Rate Preferred Securities (the "Trust V Securities") issued by Sun Capital Trust V, an affiliated Delaware statutory trust ("Trust V") and (ii) $ 15 million of the Floating Rate Capital Securities (the "Trust VI Securities" and, together with the Trust V Securities, the "Trust Preferred Securities") issued by Sun Capital Trust VI, an affiliated Delaware statutory trust ("Trust VI").  The Trust Preferred Securities are being redeemed, along with the common securities issued by Trust V and Trust VI and held by the Company, as a result of the concurrent redemption of the Company's outstanding Floating Junior Subordinated Notes due 2033 (the "Junior Subordinated Notes") held by Trust V and the outstanding Floating Rate Junior Subordinated Debt Securities due 2034 (the "Junior Subordinated Debt Securities") held by Trust VI, which underlie the Trust Preferred Securities.  These redemptions are pursuant to the optional prepayment provisions of the respective indentures. The redemption of the Trust V Securities is scheduled to occur on June 30, 2017 and the redemption of the Trust VI Securities is scheduled to occur on July 23, 2017.
The redemption price for each of the Junior Subordinated Notes and the Junior Subordinated Debt Securities being redeemed will be equal to 100% of the principal amount plus accrued interest, if any, up to, but not including, the date of redemption.  The proceeds from the redemption of the Junior Subordinated Notes and the Junior Subordinated Debt Securities will be simultaneously applied to redeem all of the outstanding Trust Preferred Securities at a price of 100% of the aggregate liquidation amount of such securities plus accumulated but unpaid distributions up to but not including the respective dates of redemption.

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.26 billion asset bank holding company headquartered in Mount Laurel, New Jersey.  Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey and the metro New York region.  Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC.  For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as "allow," "anticipate," "believe," "continues," "could," "estimate," "expect," "intend," "may," "opportunity," "outlook," "plan,"   "potential," "predict," "project," "reflects," "should," "typically," "usually," "view," "will," "would," and similar terms and phrases, including references to assumptions.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and the Bank, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance and other statements contained herein that are not historical facts.  These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company's control and are subject to a variety of uncertainties that could cause future results to vary materially from the Company's historical performance, or from current expectations.  Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) the Company's ability to attract and retain key management and staff; (ii) changes in business strategy or an inability to successfully execute strategy due to the occurrence of unanticipated events; (iii) the ability to attract deposits and other sources of liquidity; (iv) changes in the financial performance and/or condition of the Bank's borrowers; (v) changes in consumer spending, borrowing and saving habits; (vi) the ability to increase market share and control expenses; (vii) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (viii) local, regional and national economic conditions and events and the impact they may have on the Company and its customers; (ix) volatility in the credit and equity markets and its effect on the general economy; (x) the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; (xi) the overall quality of the composition of the Company's loan and securities portfolios; (xii) inflation, interest rate, securities market and monetary fluctuations;(xiii) legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, changes in banking, securities and tax laws and regulations and their application by regulators and changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; (xiv) the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (xv) competition among providers of financial services; (xvi) other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks detailed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the fiscal year ended December 31, 2016 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended.  No undue reliance should be placed on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.